UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2024

SOUNDHOUND AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40193	85-1286799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Betsy Ross Drive Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 441-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SOUN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment	SOUNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Items.

Reference is made to the Current Report on Form 8-K filed by SoundHound AI, Inc. (the “Company”) on January 24, 2023 relating to the sale by the Company of an aggregate of 835,011 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which such shares of Series A Preferred Stock have the preferences, rights and limitations as set forth in the Certificate of Designations of Preferences, Rights and Limitations of the Series A Preferred Stock filed with the Secretary of State of the State of Delaware (the “Certificate of Designations”).

On June 24, 2024, the Company provided notice to the remaining holders of Series A Preferred Stock (holding 58,574 shares of Series A Preferred Stock) that the conditions for a mandatory automatic conversion in accordance with the terms described in the Certificate of Designations had been met since the daily volume-weighted average closing price per share of the Company’s Class A common stock has been at least $2.50 for 90 trading days during the 120 consecutive trading day period beginning on February 14, 2024. The aggregate number of shares of Class A common stock expected to be issued to the holders of Series A Preferred Stock is 2,134,631 shares. Following the automatic mandatory conversion of the Series A Preferred Stock, there will be no shares of Series A Preferred Stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2024

SoundHound AI, Inc.

/s/ Keyvan Mohajer
Name:	Keyvan Mohajer
Title:	Chief Executive Officer

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